Exhibit 2.4

PRICING SUPPLEMENT

18th March, 2002

Gallaher Group Plc

Issue of €150,000,000 4.875 per cent. Step Up Notes due 2005
(to be consolidated and form a single series with the
€750,000,000 4.875 per cent. Step Up Notes due 2005
issued in one tranche on 28th January 2002)
Guaranteed by Gallaher Limited
under the £2,000,000,000
Medium Term Note Programme

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the conditions set forth in the Offering Circular dated 7th September, 2001. This Pricing Supplement is supplemental to and must be read in conjunction with such Offering Circular.

1.	(i)	Issuer:	Gallaher Group Plc

	(ii)	Guarantor:	Gallaher Limited

2.	(i)	Series Number:	8

	(ii)	Tranche Number:	2

3.	Specified Currency or Currencies:		Euro (€)

4.	Aggregate Nominal Amount:

	(i)	Series:	€900,000,000

	(ii)	Tranche:	€150,000,000

5.	(i)	Issue Price of Tranche:	98.677 per cent. of the Aggregate Nominal Amount of the tranche plus 50 days’ accrued interest from (and including) 28th January, 2002 to (but excluding) 19th March, 2002

	(ii)	Net proceeds:	€148,642,212.33 (including 50 days’ accrued interest but after deduction of fees and commission)

6.	Specified Denominations:		€1,000, €10,000, €100,000

7.	(i)	Issue Date:	19th March, 2002

	(ii)	Interest Commencement Date:	28th January, 2002

8.	Maturity Date:		28th January, 2005

9.	Interest Basis:		Fixed Rate (further particulars specified in 16(i) below)

10.	Redemption/Payment Basis:		Redemption at par

11.	Change of Interest Basis or Redemption/ Payment Basis:		See 16(i) below

12.	Put/Call Options:

	(i) Investor Put applies:	No

	(ii) Issuer Call applies:	No

13.	Status of the Notes and Guarantee:	Senior

14.	Listing:	London

15.	Method of distribution:	Non-syndicated

PROVISIONS RELATING TO INTEREST PAYABLE

16.	Fixed Rate Note Provisions		Applicable

	(i)	Rates of Interest:
From and including the Interest Commencement Date to but excluding the first Interest Payment Date following the date on which a Step Up Rating Change (as defined in the Schedule attached hereto) (if any) occurs, at the rate of 4.875 per cent. per annum (the “Initial Rate of Interest”) payable annually in arrear, and thereafter at the applicable rate of interest determined as per the Schedule attached hereto.

	(ii)	Interest Payment Date(s):	28th January in each year, commencing in 2003, up to and including the Maturity Date

	(iii)	Fixed Coupon Amount(s):	Not applicable (see Schedule)

	(iv)	Broken Amount(s):	Not applicable

	(v)	Day Count Fraction:	Actual/Actual (ISMA)

	(vi)	Determination Date(s):	28th January in each year

	(vii)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	None

17.	Floating Rate Note Provisions		Not applicable

18.	Zero Coupon Note Provisions		Not applicable

19.	Index Linked Interest Note Provisions		Not applicable

20.	Dual Currency Note Provisions		Not applicable

PROVISIONS RELATING TO REDEMPTION

21.	Issuer Call	Not applicable

22.	Investor Put	Not applicable

23.	Final Redemption Amount	Nominal Amount

24.	Early Redemption Amount(s) payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required):	Not applicable

GENERAL PROVISIONS APPLICABLE TO THE NOTES

25.	Form of Notes:	Bearer Notes:

Temporary Bearer Global Note exchangeable for a Permanent Bearer Global Note which is exchangeable for Definitive Notes only upon an Exchange Event.

On exchange of the Temporary Bearer Global Note for the Permanent Bearer Global Note, which exchange is expected to take place on or around 28th April, 2002, the Notes will be consolidated and form a single series with the €750,000,000 4.875 per cent. Step Up Notes due 2005, issued in one tranche on 28th January, 2002.

26.	Additional Financial Centre(s) or other special provisions relating to Payment
	Dates:	Not applicable

27.	Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	No

28.
Details relating to Partly Paid Notes:
amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:
Not applicable

29.	Details relating to Instalment Notes:

	Instalment Amount(s):	Not applicable

	Instalment Date(s):	Not applicable

30.	(i) Redenomination applicable:	Redenomination not applicable

	(ii) Consolidation applicable:	Consolidation not applicable

31.	Other terms or special conditions:
Upon the date on which any Note becomes due and repayable, unmatured Coupons relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

On presentation of Notes for payment in accordance with Condition 6(b), amounts in relation to missing unmatured Coupons will not be deducted from the sum due for payment.

DISTRIBUTION

32.	(i) If syndicated, names of Managers:	Not applicable

	(ii) Stabilising Manager (if any):	Not applicable

33.	If non-syndicated, name of relevant
	Dealer:	Westdeutsche Landesbank Girozentrale

34.	Whether TEFRA D or TEFRA C rules
applicable or TEFRA rules not
	applicable:	TEFRA D

35.	Additional selling restrictions:	Not applicable

OPERATIONAL INFORMATION

36.	Any clearing system(s) other than Euroclear and Clearstream, Luxembourg and the relevant identification number(s):	Not applicable

37.	Delivery:	Delivery against payment

38	Additional Paying Agent(s) or alternative Registrar (if any):	None

Until exchange of the Temporary Bearer Global Note for the Permanent Bearer Global Note:
the ISIN will be:	XS0144992616
the Common Code will be:	14499261
the German Securities Number (WKN) will be	851 552

Upon and after exchange:
the ISIN will be:	XS0142033975
the Common Code will be:	14203397
the German Securities Number (WKN) will be	830 723

LISTING APPLICATION

This Pricing Supplement comprises the details required to list the issue of Notes described herein pursuant to the listing of the £2,000,000,000 Medium Term Note Programme of Gallaher Group Plc.

RESPONSIBILITY

The Issuer and the Guarantor each accepts responsibility for the information contained in this Pricing Supplement.

Signed on behalf of the Issuer:	Signed on behalf of the Guarantor:

By:	By:
Duly authorised	Duly authorised

SCHEDULE

(i)	The rate of interest payable on the Notes will be subject to adjustment from time to time in the event of a Step Up Rating Change or Step Down Rating Change, as the case may be.

(ii)	From and including the first Interest Payment Date following the date of a Step Up Rating Change, if any, the rate of interest payable on the Notes shall be increased by 1.25 per cent. per annum.

(iii)	Furthermore, in the event of a Step Down Rating Change following a Step Up Rating Change, with effect from and including the first Interest Payment Date following the date of such Step Down Rating Change, the rate of interest payable on the Notes shall be decreased by 1.25 per cent. per annum down to the Initial Rate of Interest.

(iv)	In the event that either Rating Agency fails to or ceases to assign a rating to the Issuer’s senior unsecured debt, the Issuer shall use its best efforts to obtain a rating of its senior unsecured debt from a substitute rating agency that shall be a Statistical Rating Agency, and references in this Condition to Moody’s or S&P, as the case may be, or the ratings thereof, shall be to such substitute rating agency or, as the case may be, the equivalent ratings thereof. In the event that such a rating is not obtained from such a substitute rating agency, then, for the purposes of the foregoing interest rate adjustments, the ratings assigned by the remaining Rating Agency shall be deemed also to be the ratings assigned by the other Rating Agency.

(v)	The Issuer will cause the occurrence of a Step Up Rating Change or a Step Down Rating Change to be notified to the Trustee, the Principal Paying Agent and the London Stock Exchange and notice thereof to be published in accordance with Condition 15 as soon as possible after the occurrence of the Step Up Rating Change or the Step Down Rating Change (whichever the case may be) but in no event later than the fourth London Business Day thereafter.

(vi)	For the avoidance of doubt, the Step Up Rating Change may only occur once during the term of the Notes.

Definitions

As used herein:

“Moody’s” means Moody’s Investor Service, Inc., or its successor;

“Rating Agency” means either Moody’s or S&P and “Rating Agencies” means both of them;

“Rating Change” means a Step Up Rating Change and/or a Step Down Rating Change;

“S&P” means Standard and Poor’s Rating Services, a division of McGraw-Hill Companies, Inc., or its successor;

“Statistical Rating Agency” means Fitch Ratings Ltd or its successor;

“Step Down Rating Change” means the public announcement after a Step Up Rating Change by both Rating Agencies of an increase in, or confirmation of, the rating of the Issuer’s senior unsecured debt to at least Baa3 in the case of Moody’s and to at least BBB- in the case of S&P; and

“Step Up Rating Change” means the first public announcement by either or both Rating Agencies of a decrease in the rating of the Issuer’s senior unsecured debt to below Baa3 in the case of Moody’s or BBB- in the case of S&P.